Exhibit 10.79

AMENDMENT NUMBER FOUR TO THE
METLIFE PLAN FOR TRANSITION ASSISTANCE FOR GRADES 14 AND ABOVE

(Amended and Restated Effective April 1, 2014)

THE METLIFE PLAN FOR TRANSITION ASSISTANCE FOR GRADES 14 AND ABOVE (the “Plan”) is hereby amended, effective as of October 31, 2016, as follows:

1.	Article 8 of the Plan is hereby amended by adding the following new Section 8.2 to read as follows:

§8.2	Outsourcing to Computer Sciences Corporation of Call Center, Operations and IT Support for a Portion of MetLife’s U.S. Retail Closed Block Life and Annuity Business.

(a)
Notwithstanding any other provision of the Plan, an Employee whose employment is transferred to Computer Sciences Corporation or one of its affiliates pursuant to the outsourcing of call center, operations and IT support for a portion of MetLife’s U.S. Retail closed block life and annuity business in accordance with the Master Outsourcing Services Agreement by and among Metropolitan Life Insurance Company, MetLife Insurance Company USA and Computer Sciences Corporation dated July 31, 2016 and any applicable Statement of Work thereunder (each such Employee, a “CSC Transferred Employee”) shall, for all purposes other than those described in Section 8.2(b) of the Plan, be deemed to be a Job Elimination Participant under the Plan.

(b)	No MassMutual Transferred Employee shall be granted Severance Pay on account of the transfer of employment that rendered him/her a CSC Transferred Employee.

(c)	Notwithstanding any other provision of the Plan, in the event the outsourcing to CSC referenced in Section 8.2(a) above does not occur, this entire Section 8.2 shall be null and void.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed on this 24th day of October, 2016 by the duly authorized individual below.

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ Andrew J. Bernstein
Andrew J. Bernstein, Plan Administrator

Witness:	/s/ Wanda Mason